EXHIBIT 99.1

Jacksonville Bancorp, Inc. Announces Reverse Stock Split Effective October 24, 2013

JACKSONVILLE, Fla., Oct. 23, 2013 /PRNewswire/ -- Jacksonville Bancorp, Inc. (the "Company") (NASDAQ: JAXB), holding company for The Jacksonville Bank, today announced that it has filed an amendment to its Articles of Incorporation with the Florida Secretary of State to effect a 1-for-20 reverse stock split of its common stock and nonvoting common stock, effective as of 12:01 a.m. Eastern time on October 24, 2013. The Company's shareholders had authorized the Board of Directors to approve a reverse stock split at the special meeting of shareholders in February 2013, and as previously announced, the Board approved the reverse split at a ratio of 1-for-20 on October 8, 2013.

(Logo: http://photos.prnewswire.com/prnh/20020410/JAXBLOGO )

At the effective time of the reverse split, every 20 shares of common stock issued and outstanding will automatically combine into one (1) new share of common stock, and every 20 shares of nonvoting common stock issued and outstanding will automatically combine into one (1) new share of nonvoting common stock. No fractional shares will be issued as a result of the reverse stock split; any fractional shares that would have resulted from the reverse split will be rounded up to the nearest whole share. The number of authorized shares of common stock and nonvoting common stock will be proportionately reduced as a result of the reverse split; there will be no change in par value for such shares.

The Company's common stock will begin trading on the Nasdaq Stock Market on a split-adjusted basis when the market opens on October 24, 2013. The common stock will continue to trade under the symbol "JAXB." The new CUSIP number for the common stock following the reverse split is 469249 205.

Holders of certificates representing shares of the Company's common stock or nonvoting common stock will receive instructions from the Company's transfer agent, Registrar and Transfer Company, regarding the process for exchanging their certificates for new certificates representing the post-split amount of shares. Registrar and Transfer Company can be reached at (800) 368-5948.

Holders of shares of common stock or nonvoting common stock held in book-entry form or through a bank, broker or other nominee will not be required to take any action in connection with the reverse split, and will see the impact of the reverse split reflected in their accounts. Beneficial holders may contact their bank, broker or nominee for more information.

The Company

Jacksonville Bancorp, Inc., a bank holding company, is the parent of The Jacksonville Bank, a Florida state-chartered bank focusing on the Northeast Florida market with approximately $522.4 million in assets and eight full-service branches in Jacksonville and Jacksonville Beach, Duval County, Florida, as well as our virtual branch. The Jacksonville Bank opened for business on May 28, 1999 and provides a variety of community banking services to businesses and individuals in Jacksonville, Florida. More information is available at its website at www.jaxbank.com.

The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions and uncertainties that are difficult to predict and often beyond the Company's control. The risks, uncertainties and factors affecting actual results include but are not limited to: the successful implementation of the reverse stock split; the trading of the post-split shares of common stock on Nasdaq; our ability to regain compliance with Nasdaq's continued listing standards; our ability to dispose of substandard assets and the disposition prices thereof; economic and political conditions, especially in North Florida; real estate prices and sales in the Company's markets; competitive circumstances; bank regulation, legislation, accounting principles and monetary policies; the interest rate environment; efforts to increase our capital and reduce our nonperforming assets; and technological changes. The Company's actual results may differ significantly from the results discussed in forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additional information regarding risk factors can be found in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

CONTACT: Valerie Kendall, (904) 421-3051